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                                                                       EXHIBIT 9

           [LETTERHEAD OF BANKERS LIFE INSURANCE COMPANY OF NEW YORK]

                              December 17, 1998

Bankers Life Insurance Company of New York
65 Froehlich Farm Boulevard
Woodbury, New York 11797

Gentlemen and Ladies:

            In my capacity as Counsel of Bankers Life Insurance Company of New York (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940. This Registration Statement is being filed with respect to flexible variable annuity contracts (the "Contracts") issued by Bankers Life Insurance Company of New York Separate Account 1 (the "Account").

            In forming the following opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

            It is my opinion that:

            1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of New York.

            2. The Contracts, when issued in accordance with the Prospectus of the Account and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms.

            3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

            I consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the inclusion of my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Registration Statement on Form N-4.

                                     Respectfully yours,

                                     /s/ Janis B. Funk
                                     ----------------------------------
                                     Janis B. Funk
                                     Counsel